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                                    EXHIBIT
                                 ITEM 23 (J)(1)

                       CONSENT OF INDEPENDENT ACCOUNTANTS

The Shareholders and Board of Directors

We consent to the use of our reports dated ___________ 1999, on the financial statements of Davis International Total Return Fund, Inc., incorporated herein by reference and to the references to our firm under the headings "Financial Highlights" in the prospectus and "Independent Auditors" in the statement of additional information.



                                                     __________________________
                                                     /s/ KPMG, LLP